UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-3015061
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, please check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): 333-226953
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Contura Energy, Inc. (“Contura”) is a Delaware corporation. References to the “Registrant,” “we” or “our” mean and refer to Contura. The U.S. Securities and Exchange Commission (the “Commission”) declared effective on October 16, 2018 our Registration Statement, as amended, (the “S-4 Securities Act Registration Statement”) as initially filed with the Commission on Form S-4 (Registration No. 333-226953) on August 21, 2018. We will become subject to the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”), as amended, upon the listing of our common stock, par value $0.01 per share on the New York Stock Exchange.
Item 1.    Description of Registrant’s Securities to be Registered
The class of securities to be registered hereby is the common stock, par value $0.01 per share (the “Common Stock”), of Contura Energy, Inc., a Delaware corporation (the “Registrant”).
A description of the Common Stock is set forth under the captions “Description of Contura Capital Stock” and “Comparison of Stockholders’ Rights” in our S-4 Securities Act Registration Statement, which is deemed to be incorporated herein by reference.
Item 2.    Exhibits

EXHIBIT NO.	DESCRIPTION

4.1	Form of Common Stock Certificate

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: November 7, 2018

CONTURA ENERGY, INC.

By:	/s/ Charles Andrew Eidson
	Name:	Charles Andrew Eidson
	Title:	Chief Financial Officer

3